For Immediate Release Contacts: Jon Oberle – ADC Investor Relations

+1 952.917.2507

Mike Smith – ADC Media Relations
+1 952.917.0306

ADC Continues Restructuring Initiatives,

Expects to Exceed 3Q EPS Guidance

Taking Actions to Further Strengthen Competitive Position and Earnings Potential

Minneapolis – August 12, 2009 – ADC (NASDAQ: ADCT) today announced that, as part of the company’s ongoing efforts to streamline its global operations and reduce costs, it is expanding the scope of a previously announced restructuring initiative in the Europe, Middle East, Africa (EMEA) region to include the United States, Latin America and the Asia Pacific region.

This expanded initiative is intended to better align ADC’s business with changing macro-economic and market conditions and enable the company to meet the needs of its global customer base more efficiently and effectively. The initiative is designed to reduce ADC’s operating cost structure and improve organizational efficiency through additional changes to the company’s manufacturing operations, supply chain, Global Go-to-Market organization and general and administrative support areas, as well as taking further advantage of its presence in countries with lower costs of operations.

“Today’s announcement is a reflection of our ongoing strategic commitment to managing through the global recession, taking actions to transform our business and strengthening our competitive position,” said Robert E. Switz, chairman, president and CEO of ADC. “While not always easy, the efforts we have made over the past year to realign our business operations are expected to continue improving our near term financial performance and create the operational leverage to increase our long term earnings potential. I’m confident that ADC will continue to take the necessary measures to compete and win as we look to extend our market-leading positions in fiber-based and wireless telecommunications networks worldwide.”

Expanded Restructuring Initiative
On June 3, 2009, ADC announced a restructuring initiative in the EMEA region. Through both the expansion of the initiative beyond the EMEA region as well as revised estimates of the amount of charges associated with the company’s actions in EMEA, ADC estimates that it will incur approximately an additional $9 million of restructuring charges beyond those previously announced. These additional estimated charges bring the total estimated restructuring charges associated with the global initiative to be within the range of $24 to $34 million. The significant majority of these additional charges are expected to represent cash paid for severance and pension plan payments associated with workforce reductions. ADC expects to complete the actions associated with the expanded restructuring during fiscal 2010.
Third Quarter Outlook
While the quarterly closing process is not complete, ADC currently expects the following financial results for its third quarter ending July 31, 2009:

•	GAAP diluted earnings per share within the range of $0.05 to $0.10, which includes non-cash amortization expense of $0.06 per share and excludes potential non-cash charges or restructuring that we cannot presently estimate.

•	Non-GAAP earnings per share within the range of $0.11 to $0.16 cents.

•	Revenue results for the third quarter of around $280 million.

Third Quarter Conference Call and Webcast
ADC will report its third quarter fiscal 2009 financial results on Sept. 1, 2009 at approximately 4:00 PM Eastern/3:00 PM Central Time. The company will discuss its third quarter 2009 results and expanded restructuring initiative on a conference call scheduled for Sept. 1 at 5:00 PM Eastern/4:00 PM Central Time. The conference call dial-in number is (866) 503-0778 for U.S. callers and (973) 200-3388 for international callers. Please state the conference ID of 17443705. The audio webcast will be available simultaneously online at www.adc.com/investor by clicking on Webcasts.

For those unable to listen in at the designated time, a replay will be available for approximately seven days following the conference call. For the replay, U.S. callers may dial (800) 642-1687. International callers may dial (706) 645-9291. Please state the conference ID of 17443705. An audio webcast replay will also be available online at www.adc.com/investor by clicking on Webcasts.

About ADC
ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 130 countries. Learn more about ADC at www.adc.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. In particular, statements on our expectations about economic and industry conditions, our cost savings initiatives and our net sales and earnings could be affected by a variety of factors, such as: our ability to execute on intended actions to restructure our business operations; demand for equipment by telecommunication service providers and large enterprises; variations in demand for particular products in our portfolio and other factors that can impact our overall margins; our ability to operate our business to achieve, maintain and grow operating profitability; changing regulatory conditions and macroeconomic conditions both in our industry and in local and global markets that can influence the demand for our products and services; fluctuations in the market value of our common stock, that can be caused by many factors outside of our control; consolidation among our customers, competitors or vendors that can disrupt or displace customer relationships; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices regarding acquisitions or divestitures; our ability to integrate the operations of any acquired business; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we believe have the greatest potential; fluctuations in our operating results from quarter-to-quarter, that can be caused by many factors beyond our control; financial problems, work interruptions in operations or other difficulties faced by customers or vendors that can impact our sales, sales collections and ability to procure necessary materials, components and services to operate our business; our ability to protect our intellectual property rights and defend against potential infringement claims; possible limitations on our ability to raise any additional required capital; declines in the fair value and liquidity of auction-rate securities we hold; our ability to attract and retain qualified employees; potential liabilities that can arise if any of our products have design or manufacturing defects; our ability to obtain and the prices of raw materials, components and services; our dependence on contract manufacturers to make certain products; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; political, economic and legal uncertainties related to doing business in China; our ability to defend or settle satisfactorily any litigation; and other risks and uncertainties including those identified in the section captioned Risk Factors in Item 1A of ADC’s Annual Report on Form 10-K for the year ended October 31, 2008 and as may be updated in Item 1A of ADC’s subsequent Quarterly Reports on Form 10-Q or other filings we make with the SEC. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADC-F